Exhibit 99.2

THIS ANNOUNCEMENT, INCLUDING THE APPENDICES TO THIS ANNOUNCEMENT, AND THE INFORMATION CONTAINED HEREIN, IS RESTRICTED AND IS NOT FOR PUBLICATION, DISTRIBUTION OR RELEASE DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, IN OR INTO THE UNITED STATES, AUSTRALIA, CANADA, JAPAN, NEW ZEALAND OR THE REPUBLIC OF SOUTH AFRICA OR IN OR INTO ANY OTHER JURISDICTION IN WHICH IT WOULD BE UNLAWFUL TO DO SO.

THIS ANNOUNCEMENT, INCLUDING THE APPENDICES TO THIS ANNOUNCEMENT, IS NOT AN OFFER TO SELL OR A SOLICITATION TO BUY SECURITIES IN ANY JURISDICTION, INCLUDING THE UNITED STATES, AUSTRALIA, CANADA, JAPAN, NEW ZEALAND OR THE REPUBLIC OF SOUTH AFRICA. NEITHER THIS ANNOUNCEMENT NOR ANYTHING CONTAINED HEREIN SHALL FORM THE BASIS OF, OR BE RELIED UPON IN CONNECTION WITH, ANY OFFER OR COMMITMENT WHATSOEVER IN ANY SUCH JURISDICTION.

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION AS DEFINED IN ARTICLE 7 OF EU REGULATION NO. 596/2014 AS IT FORMS PART OF DOMESTIC LAW IN THE UNITED KINGDOM BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018, AS AMENDED (“UK MAR”). IN ADDITION, MARKET SOUNDINGS WERE TAKEN IN RESPECT OF THE MATTERS CONTAINED IN THIS ANNOUNCEMENT, WITH THE RESULT THAT CERTAIN PERSONS BECAME AWARE OF SUCH INSIDE INFORMATION. UPON THE PUBLICATION OF THIS ANNOUNCEMENT, THIS INSIDE INFORMATION IS NOW CONSIDERED TO BE IN THE PUBLIC DOMAIN AND SUCH PERSONS SHALL THEREFORE CEASE TO BE IN POSSESSION OF INSIDE INFORMATION.

Renalytix Plc

(“Renalytix” or the “Company”)

Placing and Subscription

Proposed conversion of existing debt into equity

Transfer from Nasdaq to OTCQX of American Depositary Shares

Board Appointment

Renalytix (NASDAQ: RNLX) (AIM: RENX), an artificial intelligence-enabled in vitro diagnostics company, focused on optimizing clinical management of kidney disease to drive improved patient outcomes and advance value-based care, today announces its intention to raise a minimum of £10 million gross proceeds through a placing (“Placing”) and a subscription (“Subscription”) (together, the “Fundraise”) of new ordinary shares of £0.0025 each in the capital of the Company (“Ordinary Shares”) at an issue price of 9 pence per new Ordinary Share (the “Issue Price”) to new and existing institutional and other investors. Oberon Capital (a trading name of Oberon Investments Limited) is acting as sole bookrunner on the Placing.

In addition, certain Directors, the Company Secretary, the Proposed Director and the interim CFO (“Insiders”) intend to participate in the Placing (“Insider Participation”). It is intended that the Insider Participation will comprise approximately, £244,000, in aggregate through the issue of 2,712,195 new Ordinary Shares at the Issue Price. The Directors and interim CFO participating in the Fundraise will be subject to a 6 month lock-in period. Further details will be announced as appropriate in due course. The Placing will be effected by way of an accelerated bookbuild (the “Bookbuild”), which will open with immediate effect, and the Placing is subject to the terms and conditions set out in Appendix I to this announcement (which forms part of this announcement, such announcement and Appendix I together being the ”Announcement”). A further announcement confirming the closing of the Bookbuild and the aggregate number of new Ordinary Shares to be issued pursuant to the Placing and the Subscription is expected to be made in due course.

The Issue Price represents a discount of 2.7 per cent. to the closing middle market price of 9.25 pence per Ordinary Share on 27 September 2024, being the last business day prior to this Announcement.

The Company is also pleased to announce the appointment of Julian Baines MBE as Executive Chairman to the Company to be effective from the General Meeting, as well as the Company’s intention to move it’s USA listing from Nasdaq to the OTCQX. Further details of which are provided in this Announcement.

Placing Highlights

•	The Company intends to raise a minimum of £10 million gross proceeds (c.US$13.3 million, assuming an exchange rate of £1 = $1.33), before expenses, pursuant to the Fundraise;

•	Insiders are to subscribe for up to 2,712,195 new Ordinary Shares in the Placing, raising approximately £244,000 in aggregate, before expenses.

•

Completion of the Fundraise beyond 39,799,078 Ordinary Shares, is conditional upon shareholder approval to enable the issue of additional new Ordinary Shares at the Issue Price beyond current allotment authorities granted at the general meeting of the Company held on 22 April 2024, which approval is due to be sought at a general meeting of the Company, to be held at such date and time to be fixed and announced by the Company in due course. The General Meeting is anticipated to be sometime this month.

•

The Company’s existing cash resources and net proceeds from the Fundraise will be used to drive sales and marketing, to increase revenue with new customers, and for the Development support for electronic health record (“EHR”) integrations with new Health Systems, as well as general working capital purposes.

Placing

The Ordinary Shares being issued pursuant to the Placing are to UK investors only.

The shares to be issued pursuant to the Placing (the “Placing Shares”) are expected to be issued in two tranches, with the issuance of the first tranche of Ordinary Shares (the “EIS/VCT Placing Shares”) to take place on or around 9 October 2024 and the issuance of the remainder of the Placing Shares (the “Non-EIS/VCT Placing Shares”) to take place on or around 1 November 2024, subject to shareholder approval of (i) the allotment and issue of the Non-EIS/VCT Placing Shares, (ii) the disapplication of pre-emption rights in respect of the allotment and issue of the Non-EIS/VCT Placing Shares to be obtained by passing certain resolutions (“Resolutions”) at a general meeting of the shareholders of the Company (the “General Meeting”), details of which will be announced in due course. The Placing Shares are subject to certain conditions set out in Appendix I to this Announcement.

Subscription

Ordinary Shares issued pursuant to the Subscription to investors in the U.S. will be issued pursuant to an exemption from registration with the U.S. Securities and Exchange Commission (the “SEC”).

Pursuant to the Subscription Agreements, the Subscribers have agreed to subscribe for the Subscription Shares at the Issue Price, conditional on the Resolutions being passed at the General Meeting.

The Subscription Shares, when issued, will be fully paid and will rank pari passu in all respects with the existing Ordinary Shares in issue. It is expected that the Subscription Shares will be issued on or around 1 November 2024.

1. Background to and reasons for the Fundraise

The Company has achieved several significant milestones, which the Directors believe have put the Company in a strong position as the business transitions from its research and development phase into the commercial scale up phase. KidneyIntelX™, is the only kidney prognostic test that:

•	is FDA approved;

•	has full Medicare reimbursement granted at $950 per test;

•	has recommendation in KDIGO Clinical Guidelines;

•	is available to approximately 14m US diabetic kidney disease (“DKD”) patients; and

•	is able to address the needs of approximately ~260 million DKD patients globally.

Additionally, the Directors have refocused the business to deliver commercial sales growth and have taken various steps, including:

•	the appointment of a new leadership with a track record of commercial success, including the appointment of Howard Doran as President in April 2024;

•	a revamped sales and customer service strategy to sustain new doctor on-boarding and retention;

•	the implementation of a sales-force-led or “direct-to-doctor” strategy, fully scalable under the Company’s control; a significant expansion of patient access to testing sites; and

•	a significant expansion of patient access to testing sites; and

•	customer service improvements to facilitate ordering volume.

As a result of the above steps, the Company is demonstrating quarter-over-quarter revenue growth and repeat doctor test ordering.

The Company discloses that AdvantageCare Physicians (“ACPNY”), one of the largest primary and specialty care practices in the New York area, is utilising kidneyintelX.dkd testing for prognosis of patients with diabetic kidney disease. The Company has begun to receive and process test orders from ACPNY this month.

The Directors believe that the proceeds of the Fundraise will take the Company to profitability and cash flow break-even in approximately 2 years. The Company is also taking other active steps to ensure the Company’s success, which are outlined in detail below.

2. Debt restructuring

2.1 Convertible Bond

The Company has successfully renegotiated the terms of the £8.7 million amortizing senior convertible bond (the “Convertible Bond”) held by a fund advised by Heights Capital Ireland LLC (the “Convertible Bond Investor”). Under the new terms, the Convertible Bond will be repaid and restructured as follows:

•	Approximately £2.75 million of the Convertible Bond will be capitalised via issue to the Convertible Bond Investor of Ordinary Shares (the “Heights Conversion Shares”), at the Issue Price;

•

in the event that the Company were to raise more than £12.5 million (net of costs) through the Fundraise, the next £2.5 million raised in the Fundraise (above the £12.5 million (net of costs)) would be payable to the Convertible Bond Investor (“Tranche 2 Payment”); and

•	the balance of the Convertible Bond will be restructured as a new unsecured convertible bond (the “New Convertible Bond”).

The Heights Conversion Shares to be issued to the Convertible Bond Investor will represent up to 9.99 per cent. of the Enlarged Issued Share Capital.

The Convertible Bond Investor will be subject to the same lock-in provisions as the Directors and certain other significant investors, being 6 months, and in the event that the Tranche 2 Payment exceeds £2 million, the Convertible Bond Investor will agree to extend its lock-in period for a further 3 month period.

The New Convertible Bond will accrue interest at a rate of 5.5 per cent. per annum, if paid in cash, or 7.5 per cent. per annum, if rolled into the principal amount, at the discretion of the Company. The New Convertible Bond will have a maturity date of 31 July 2029 and may not be converted before 1 April 2026 except in the event that the Company undertakes a further qualifying equity issuance in the future, in which case the New Convertible Bond may be converted at the placing price thereunder (which will exclude securities properly issued to employees and other staff of the Company for bona fide remuneration and incentivisation purposes).

The New Convertible Bond can be redeemed as follows:

1.

at any time from 1 April 2026, a holder of the New Convertible Bond can redeem any or all of the New Convertible Bond at a conversion price (subject to usual adjustment provisions) equal to 250% of the Issue Price;

2.

in the event of a change of control of the Company or if the Ordinary Shares cease to be admitted to trading on AIM or the Main Market of the London Stock Exchange (or if dealing in the Ordinary Shares is suspended, other than in connection with a corporate reorganisation, for a period of 60 dealing days or more) or in the event that less than 20% of the Company’s issued share capital (including the Company’s American Depositary Shares (“ADS”)) comprises free float, a holder of the New Convertible Bond can require the Company to redeem all but not some of their New Convertible Bond at a conversion price equal to 120% of the principal amount of the New Convertible Bond (together with accrued but unpaid interest); and

3.

at any time, the Company can elect to redeem all, but not some, of the principal amount of the New Convertible Bond at a price equal to the greater of (i) the principal amount and all accrued but unpaid interest and (ii) the ‘parity value’ of the New Convertible Bond. For this purpose, the parity value is the product of: (a) such number of Ordinary Shares as would have been issued on conversion and the mean volume weighted average price of an Ordinary Share on the ten consecutive dealing days preceding the date on which such redemption is to occur.

2.2 Accounts Payable

An accounts payable balance with a professional adviser of approximately $850,000 (the “Advisor Accounts Payable Balance”) has been restructured such that 50% of the outstanding balance ($425,000) will convert to equity at the Issue Price as part of the Conversion Shares. The remaining 50% will be repaid as follows:

•

$325,000 will be converted to a long term unsecured note, bearing interest at 5% p.a., rolled into the principal amount of the note. The principal and interest will be repaid on the earlier of: (i) 5 years from the initiation of the note; or (ii) such earlier time as the Company is acquired by another company. The Company has the right to redeem the note at any time (the “Advisor Loan Note”); and

•	the remaining balance will be settled in cash from operations following the closing of the Fundraising.

Additionally, other accounts payable creditors to the value of approximately £650,000 have agreed to write-off their balances (the “Creditor Write-offs”).

The Company believes that the restructuring of the Convertible Bond and the Advisor Accounts Payable Balance, the creation of the New Convertible Bond and the Advisor Loan Note and the Creditor Write-offs, along with some ancillary debt restructuring, will substantially reduce the Company’s monthly cash burn and the Company estimates that this will remove more than 80 percent of the total forecasted cash obligations of the Company over the next 3 years (approximately £485,000 per month).

The Ordinary Shares issued pursuant to the debt restructuring in paragraph 2.1 and 2.2 (the “Conversion Shares”) will be issued as part of the Second Admission.

3. Nasdaq delisting and transfer to OTCQX

As previously announced by the Company, the Company received written notice on 21 June 2024, from the Listing Qualifications Department of The Nasdaq Stock Market LLC, notifying the Company that it has not complied with Nasdaq’s minimum closing bid price requirement for the Company’s ADSs and the requirement to maintain a minimum market value of listed securities of $50,000,000, for continued listing on The Nasdaq Global Market (“Nasdaq”). The Company formally submitted a hearing request on 28 June 2024 to the Nasdaq Hearings Panel (the “Nasdaq Panel”), which stayed the suspension of the Company’s securities pending the Nasdaq Panel’s decision. The appeals hearing was held on 30 July 2024 and following a review of the Company’s operating and financing plans, on 23 August 2024, the Nasdaq Panel responded with their decision to grant the Company additional time to regain compliance until 25 October 2024.

The Directors have considered the benefits of the Nasdaq listing against the cost of maintaining the listing and have decided to downlist the ADSs from Nasdaq, and apply to have the ADSs quoted on the OTCQX ® Best Market, which is the top-tier of the markets operated by OTC Markets Group (“OTC”). Accordingly, the Company expects to file a Form 25 with the United States Securities and Exchange Commission on or about 7 October 2024, and as a result, the Company expects that trading of its ADSs on Nasdaq will be suspended on or about 3 October 2024 and it’s last official trading day on Nasdaq will be on or about 7 October 2024. Additionally, at its next testing date for Foreign Private

Issuer (“FPI”) status, the Company expects to qualify as an FPI. The Company anticipates that the transfer to OTC and acquisition of FPI status will provide significant savings of up to £1.9 million p.a. Given the cost savings from the debt restructuring, set out in paragraph 2, and the Nasdaq delisting referenced above, the Directors believe the Company’s over-all cash burn rate can be reduced to £560,000 or less per month by the end of FY25.

The Company has also terminated its “At The Market” ADS Programme and cancelled its block admission on AIM for up to 51,356,400 new Ordinary Shares which became effective on 22 May 2024.

4. Use of Proceeds

The Company intends that the net proceeds of the Fundraise will be predominantly used for sales and marketing and general corporate and administrative expenses. Additionally, the Company will use approximately 10 per cent. of the net proceeds for development support of EHR integrations with new health systems.

5. Board Appointment

The Board are pleased to announce the appointment of Julian Baines MBE as Executive Chairman to the Company, to be effective from the General Meeting and subject to contract and completion of regulatory due diligence. Julian was the Non-Executive Chairman of the Company from March 2018 to June 2020. Christopher Mills, currently Non-Executive Chairman, intends to remain as a Non-Executive Director following Julian’s appointment.

Julian has significant experience in the life science industry and was the CEO of EKF Diagnostics Holdings Plc (“EKF”) and BBI Holdings plc. Julian rejoined the executive team at EKF as Executive Chairman on a short-term basis in February 2023. Julian is also currently Non-Executive Chairman of Verici Dx plc. Before joining EKF, he undertook a management buyout at BBI in 2000, a flotation on AIM in 2004 and was responsible for selling the business to Alere Inc. (now part of Abbott Laboratories) in 2008 for c. £85 million.

6. Current Trading and Future Prospects

The Company will later today announce its audited US GAAP financial results for the fiscal year ended 30 June 2024. Audited Full Year Fiscal 2024 Results in IFRS will be issued in due course.

Renalytix IFRS preliminary unaudited results records a total of $2.3 million in revenue for the financial year ended 30 June 2024 (“FY24”) which was comprised of $2.1 million in revenue related to testing services, as well as $0.2 million related to pharmaceutical services revenue. Loss before tax, including loss from impairment of intangibles of $10.2 million and fair value adjustments to convertible debt of $3.75 million, for FY24 was $44.9 million. As at 30 June 2024, the Company has total assets of $7.3 million, including cash and cash equivalents of $4.7 million. Total net liabilities are negative at $8.5 million, and total equity and liabilities are $7.3 million.

There will be differences between US GAAP net losses and the IFRS preliminary unaudited results mainly relating to accounting treatment of impairment and amortisation of intangibles made under IFRS compared to US GAAP. A reconciliation will be provided in the IFRS audited annual report.

The IFRS preliminary unaudited results currently shows a reduction in net assets, which is as a result of a prudent accounting approach to impairment of the investment in the Company’s subsidiaries and intangibles, and is deemed to be a serious loss of capital. The Directors note that this does not impact the current strategy of the Company and, following the Fundraise, the Company will be in a solvent and strong cash and balance sheet position. There is no cash or cashflow effect to these accounting adjustments and the Directors believe that following completion of the Fundraise, this will take the Company to profitability and cash flow break-even in approximately two years.

Turning to current trading, in 2024 new commercial leadership drove a series of customer improvements that are demonstrating adoption and repeat ordering. These include a significant expansion in patient blood draw options with Quest Dx and Exam One, a simplified test order requisition form to reduce doctor workload and a market informed Customer Services and Billing offering which improves end-to-end user experiences.

The Directors believe that the Company’s commercial strategy is now delivering consistent and scalable results, with 400 direct-to-doctor orders received in Q3 2024 from 125 doctors. The Company expects the number of ordering doctors to increase to 225 in the fourth calendar quarter of 2024.

Additionally, the Directors believe the Company is reaching a growth inflection point with a major customer launch to approximately 10,000 patients and 140 new ordering doctors starting in September 2024.

Having considered a number of assumptions, the Directors currently have a reasonable belief that the Company has the potential to generate revenue of approximately $3.2 million in FY25, $8.5 million in FY26 and $17.5 million in FY27 comprising a mix Services, Enterprise and direct-to-doctor revenue, but with the vast majority of revenue being driven from direct-to-doctor growth. These estimates have been based on a 20 per cent. average quarterly projected growth, which excludes international sales, and is based on the relationship between the number of sales representatives and billable testing volume.

For further information, please contact:

Renalytix Plc James McCullough, CEO	www.renalytix.com Via Walbrook PR

Stifel Nicolaus Europe Limited (Nominated Adviser and Joint Broker) Nicholas Moore / Nick Harland / Ben Good	Tel: 020 7710 7600

Oberon Capital (Joint Broker) Mike Seabrook / Nick Lovering / Jessica Cave	Tel: 020 3179 5300

Walbrook PR Limited Paul McManus / Alice Woodings / Charlotte Edgar	Tel: 020 7933 8780 or renalytix@walbrookpr.com Mob: 07980 541 893 / 07407 804 654 / 07884 664 686

CapComm Partners Peter DeNardo	Tel: 415-389-6400 or investors@renalytix.com

The person responsible for arranging for the release of this Announcement on behalf of Renalytix is James McCullough, CEO.

About Renalytix

Renalytix (NASDAQ: RNLX) (LSE: RENX) is an in-vitro diagnostics and laboratory services company that is the global founder and leader in the new field of bioprognosis™ for kidney health. The leadership team, with a combined 200+ years of healthcare and in-vitro diagnostic experience, has designed its KidneyIntelX laboratory developed test to enable risk assessment for rapid progressive decline in kidney function in adult patients with T2D and early CKD (stages 1-3). We believe that by understanding how disease will progress, patients and providers can take action early to improve outcomes and reduce overall health system costs.

FURTHER INFORMATION

Details of the Placing

The Placing will be conducted by way of an accelerated bookbuilding process (the “Bookbuild”) which will be launched immediately following this Announcement in accordance with the terms and conditions set out in Appendix I. The Placing Shares are not being made available to the public. Details of the final number of the Placing Shares and the approximate gross proceeds of the Fundraise will be announced as soon as practicable after the closing of the Bookbuild.

The Company’s existing cash resources and net proceeds from the Fundraise will be used to fund sales and marketing, Development support for EHR integrations with new Health Systems and for working capital requirements.

Application will be made to the London Stock Exchange for admission of the EIS/VCT Placing Shares to trading on AIM (“First Admission”). First Admission is expected to occur at 8:00 a.m. on 9 October 2024.

Subject to the passing of the Resolutions at the General Meeting, completion of the allotment and issue of the Non-EIS/VCT Placing Shares, Subscription Shares and Conversion Shares will take place after the General Meeting. Application will be made to the London Stock Exchange for admission of the Non-EIS/VCT Placing Shares Subscription Shares and Conversion Shares to trading on (“Second Admission”). Subject to the passing of the Resolutions at the General Meeting, Second Admission is expected to occur at 8:00 a.m. on 1 November 2024.

The Placing Shares when issued, will be credited as fully paid and will rank on First Admission and/or Second Admission (as the case may be) pari passu in all respects with each other and with the existing Ordinary Shares, including the right to receive all dividends and other distributions declared, made or paid after the date of issue.

The securities to be issued in the Fundraise have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws.

Capitalised terms not otherwise defined in the text of this Announcement are defined in Appendix II.

All references to times and dates in this Announcement are to times and dates in London, United Kingdom, unless otherwise stated.

Forward-Looking Statements

This Announcement includes “forward-looking statements” which includes all statements other than statements of historical fact, including, without limitation, those regarding the Company’s financial position, business strategy, plans and objectives of management for future operations, or any statements preceded by, followed by or that include the words “targets”, “believes”, “expects”, “aims”, “intends”, “will”, “may”, “anticipates”, “would”, “could” or similar expressions or negatives thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond the Company’s control that could cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements are based on numerous assumptions regarding the Company’s present and future business strategies and the environment in which the Company will operate in the future. These and other risks are described more fully in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of its Annual Report on Form 10-K filed with the SEC, and other filings the Company makes with the SEC from time to time. These forward-looking statements speak only as at the date of this Announcement. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based unless required to do so by applicable law or the AIM Rules for Companies.

No statement in this Announcement is intended to be a profit forecast and no statement in this Announcement should be interpreted to mean that earnings per share of the Company for the current or future financial years would necessarily match or exceed the historical published earnings per share of the Company.

This Announcement does not constitute a recommendation concerning any investor’s investment decision with respect to the Placing. Each investor or prospective investor should conduct his, her or its own investigation, analysis and evaluation of the business and data described in this Announcement and publicly available information.

The new Ordinary Shares to be issued pursuant to the Fundraise will not be admitted to trading on any stock exchange other than the AIM market of the London Stock Exchange plc.

The price and value of Ordinary Shares of the Company can go down as well as up. Past performance is not a guide to future performance.

Neither the content of the Company’s website (or any other website) nor the content of any website accessible from hyperlinks on the Company’s website (or any other website) is incorporated into, or forms part of, this Announcement.

Important Notice

Stifel Nicolaus Europe Limited (“Stifel”), which is authorised and regulated in the United Kingdom by the FCA, is acting exclusively for the Company as nominated adviser and no-one else in connection with the Placing and will not regard any other person as a client in relation to the Placing and will not be responsible to anyone other than the Company for providing the protections afforded to its clients or for providing advice in relation to the Placing or any other matter referred to herein. Its responsibilities as nominated advisor to the Company are owed to the London Stock Exchange plc and are not owed to the Company or to any director or shareholder of the Company or any other person including, without limitation, in respect of any decision to acquire Placing Shares in reliance on any part of this Announcement.

Oberon Capital (a trading name of Oberon Investments Limited) (“Oberon”), which is authorised and regulated by the FCA in the United Kingdom, is acting as sole broker and bookrunner to the Company in connection with the Placing. Oberon will not be responsible to any person other than the Company for providing the protections afforded to clients of Oberon or for providing advice to any other person in connection with the Placing or any acquisition of shares in the Company.

Neither Stifel nor Oberon is not making any representation or warranty, express or implied, as to the contents of this Announcement.

UK Product Governance Requirements

Solely for the purposes of the product governance requirements contained within Chapter 3 of the FCA Handbook Product Intervention and Product Sourcebook (the “UK Product Governance Requirements”) and disclaiming all and any liability, whether arising in tort, contract or otherwise, which any “manufacturer” (for the purposes of the UK Product Governance Requirements) may otherwise have with respect thereto, the Placing Shares have been subject to a product approval process, which has determined that the Placing Shares are: (i) compatible with an end target market of: (a) retail investors, (b) investors who meet the criteria of professional clients and (c) eligible counterparties (each as defined in the FCA Handbook Conduct of Business Sourcebook); and (ii) eligible for distribution through all distribution channels as are permitted by MiFID II (the “Target Market Assessment”). Notwithstanding the Target Market Assessment, distributors should note that: the price of the Ordinary Shares may decline and investors could lose all or part of their investment; the Placing Shares offer no guaranteed income and no capital protection; and an investment in the Placing Shares is compatible only with investors who do not need a guaranteed income or capital protection, who (either alone or in conjunction with an appropriate financial or other adviser) are capable of evaluating the merits and risks of such an investment and who have sufficient resources to be able to bear any losses that may result therefrom. The Target Market Assessment is without prejudice to the requirements of any contractual, legal or regulatory selling restrictions in relation to the offer. In all circumstances Oberon Capital will only procure investors who meet the criteria of professional clients and eligible counterparties.

For the avoidance of doubt, the Target Market Assessment does not constitute: (a) an assessment of suitability or appropriateness for the purposes of the FCA Handbook Conduct of Business Sourcebook; or (b) a recommendation to any investor or group of investors to invest in, or purchase, or take any other action whatsoever with respect to the Placing Shares. Each distributor is responsible for undertaking its own target market assessment in respect of the Placing Shares and determining appropriate distribution channels.

APPENDIX I

TERMS AND CONDITIONS OF THE PLACING

IMPORTANT INFORMATION FOR PLACEES ONLY REGARDING THE PLACING

THIS ANNOUNCEMENT, INCLUDING THE APPENDICES (TOGETHER, THE “ANNOUNCEMENT”) AND THE INFORMATION IN IT, IS RESTRICTED, AND IS NOT FOR PUBLICATION, RELEASE OR DISTRIBUTION, DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, IN OR INTO THE UNITED STATES, CANADA, AUSTRALIA, NEW ZEALAND, JAPAN OR THE REPUBLIC OF SOUTH AFRICA OR ANY OTHER JURISDICTION IN WHICH SUCH PUBLICATION, RELEASE OR DISTRIBUTION WOULD BE UNLAWFUL.

IMPORTANT INFORMATION ON THE PLACING FOR PLACEES PROCURED BY THE BOOKRUNNER ONLY.

MEMBERS OF THE PUBLIC ARE NOT ELIGIBLE TO TAKE PART IN THE PLACING. THIS ANNOUNCEMENT (INCLUDING THE APPENDICES) AND THE TERMS AND CONDITIONS SET OUT HEREIN ARE FOR INFORMATION PURPOSES ONLY AND ARE DIRECTED ONLY AT PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING AND DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESS AND WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND ARE: (A) PERSONS IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA (THE “EEA”) WHO ARE QUALIFIED INVESTORS WITHIN THE MEANING OF ARTICLE 2(E) OF THE PROSPECTUS REGULATION ((EU) 2017/1129, AS AMENDED FROM TIME TO TIME) (THE “EU PROSPECTUS REGULATION”) (“QUALIFIED INVESTORS”); (B) IN THE UNITED KINGDOM, QUALIFIED INVESTORS WITHIN THE MEANING OF ARTICLE 2(E) OF THE EU PROSPECTUS REGULATION, AS AMENDED BY THE PROSPECTUS (AMENDMENT ETC.) (EU EXIT) REGULATIONS 2019, AND WHICH IS PART OF UK LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME) (THE “UK PROSPECTUS REGULATION”) AND WHO ARE PERSONS WHO: (I) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED) (THE “ORDER”); (II) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) TO (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC”) OF THE ORDER; OR (III) ARE PERSONS TO WHOM IT MAY OTHERWISE BE LAWFULLY COMMUNICATED; OR (C) IN THE UNITED STATES, “QUALIFIED INSTITUTIONAL BUYERS” WITHIN THE MEANING OF RULE 144A OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501 OF THE SECURITIES ACT (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS ANNOUNCEMENT AND THE TERMS AND CONDITIONS SET OUT HEREIN MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS ANNOUNCEMENT AND THE TERMS AND CONDITIONS SET OUT HEREIN RELATE IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. PERSONS DISTRIBUTING THIS ANNOUNCEMENT MUST SATISFY THEMSELVES THAT IT IS LAWFUL TO DO SO.

THIS ANNOUNCEMENT, INCLUDING THE APPENDICES, IS FOR INFORMATION PURPOSES ONLY AND DOES NOT ITSELF CONSTITUTE AN OFFER FOR SALE OR SUBSCRIPTION OF ANY SECURITIES IN THE COMPANY. THIS ANNOUNCEMENT HAS BEEN ISSUED BY AND IS THE SOLE RESPONSIBILITY OF THE COMPANY.

THIS ANNOUNCEMENT, INCLUDING THE APPENDICES, IS NOT AN OFFER FOR SALE OR SUBSCRIPTION IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION. THIS ANNOUNCEMENT, INCLUDING THE APPENDICES, IS NOT AN OFFER OF OR SOLICITATION TO PURCHASE OR SUBSCRIBE FOR SECURITIES IN THE UNITED STATES.

THE SECURITIES REFERRED TO HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, NOR UNDER ANY SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED, TAKEN UP, EXERCISED, RESOLD, TRANSFERRED OR DELIVERED TO, DIRECTLY OR INDIRECTLY, IN OR INTO THE UNITED STATES EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY IN THE UNITED STATES HAS APPROVED OR DISAPPROVED, OR WILL APPROVE OR DISAPPROVE, OF AN INVESTMENT IN THE SECURITIES MENTIONED HEREIN, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED, NOR WILL THEY PASS UPON OR ENDORSE, THE MERITS OF THE PLACING OR THE ACCURACY OR ADEQUACY OF THE CONTENTS OF THIS ANNOUNCEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE IN THE UNITED STATES. THERE WILL BE NO PUBLIC OFFER OF THE SECURITIES MENTIONED HEREIN IN THE UNITED KINGDOM, THE UNITED STATES, ANY OTHER RESTRICTED JURISDICTION OR ELSEWHERE.

EACH PLACEE SHOULD CONSULT WITH ITS OWN ADVISERS AS TO THE LEGAL, TAX, BUSINESS AND RELATED ASPECTS OF AN INVESTMENT IN THE PLACING SHARES. THE PRICE OF SHARES IN THE COMPANY AND THE INCOME FROM THEM (IF ANY) MAY GO DOWN AS WELL AS UP AND INVESTORS MAY NOT GET BACK THE FULL AMOUNT INVESTED ON DISPOSAL OF THE PLACING SHARES.

The distribution of this Announcement and the Placing and/or the offer or sale of the Placing Shares in certain jurisdictions may be restricted by law. No action has been taken by the Company, the Bookrunner or any of its or their respective affiliates or any of its or their respective agents, directors, officers, consultants or employees which would permit an offer of the Placing Shares or possession or distribution of this Announcement or any other offering or publicity material relating to such Placing Shares in any jurisdiction where action for that purpose is required.

This Announcement is being distributed and communicated to persons in the UK only in circumstances to which section 21(1) of the FSMA does not apply. Subject to certain exceptions, the securities referred to in this Announcement may not be offered or sold in any Restricted Jurisdiction or to, or for the account or benefit of, a citizen or resident, or a corporation, partnership or other entity created or organised in or under the laws of a Restricted Jurisdiction.

Neither the Company, the Bookrunner or any of its or their respective affiliates or any of its or their respective agents, directors, officers, consultants or employees makes any representation or warranty, express or implied to any Placees regarding any investment in the securities referred to in this Announcement under the laws applicable to such Placees.

Persons who are invited to and who choose to participate in the Placing, by making (or on whose behalf there is made) an oral or written offer to subscribe for Placing Shares (the “Placees”), will be deemed: (i) to have read and understood this Announcement, including the Appendices, in its entirety; and (ii) to be making such offer on the terms and conditions, and to be providing the representations, warranties, acknowledgements, and undertakings contained in this Appendix, including being deemed to be providing (and shall only be permitted to participate in the Placing on the basis that they have provided), the representations, warranties, acknowledgements and undertakings set out herein.

In particular, each such Placee represents, warrants and acknowledges that:

1.	it is a Relevant Person (as defined above) and undertakes that it will acquire, hold, manage or dispose of any Placing Shares that are allocated to it for the purposes of its business;

2.

in the case of any Placing Shares acquired by it as a financial intermediary, as that term is used in Article 5(1) of the EU Prospectus Regulation and Article 5(1) of the UK Prospectus Regulation, (i) that it understands the resale and transfer restrictions set out in this Appendix and that the Placing Shares acquired by it have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any member state of the EEA or in the United Kingdom or to which the EU Prospectus Regulation or, as the case may be, the UK Prospectus Regulation, otherwise applies other than Qualified Investors (in the case of a member state of the EEA), Relevant Persons (in the case of the United Kingdom) or in circumstances in which the prior consent of the Bookrunner has been given to the offer or resale; or (ii) where Placing Shares have been acquired by it on behalf of persons in any member state of the EEA or (iii) the United Kingdom other than Qualified Investors, or in the United Kingdom other than Relevant Persons, the offer of those Placing Shares to it is not treated under the EU Prospectus Regulation or, as the case may be, the UK Prospectus Regulation, as having been made to such persons;

3.

in the case of Non-US Placees, the Placing Shares will be subject to the conditions listed under Section 903(b)(3), of Category 3, of Regulation S and it agrees to resell the Placing Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and it agrees not to engage in hedging transactions with regard to the Placing Shares unless in compliance with the Securities Act;

4.

in the case of US Placees, the Placing Shares have not been registered under the Securities Act or with any securities or other regulatory authority of any state or territory of the United States and that the sale to such US Placee (or such beneficial owner) is being made in a private placement transaction not involving a public offering, exempt from registration under the Securities Act. The Placing Shares are “restricted securities” within the meaning of Rule 144(a)(3) and may not be reoffered, resold, pledged or otherwise transferred except pursuant to an effective resale registration statement or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and that, in each case, such offer, sale, pledge or transfer must be made in accordance with any applicable securities laws of any state of the United States or any jurisdiction;

5.

except as otherwise permitted by the Company and subject to any available exemptions from applicable securities laws, it and any account with respect to which it exercises sole investment discretion, is either (i) a Non-US Placee outside the United States subscribing for the Placing Shares in an “offshore transaction” as defined in and in accordance with Regulation S under the Securities Act (“Regulation S”) or (ii) a US Placee who is (a) a “qualified institutional buyer” (“QIB”) as defined in Rule 144A under the Securities Act (“Rule 144A”); or (b) an “Accredited Investor” as defined in Rule 501 of the Securities Act; and

6.	acknowledges that the Placing Shares will be delivered in certificated form and will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, RESOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, EXCEPT IF SUCH TRANSFER IS EFFECTED (A) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE OF CLAUSES (A)-(C), IN ACCORDANCE WITH ANY APPLICABLE LOCAL SECURITIES LAWS OR REGULATIONS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THE HOLDER ACKNOWLEDGES THAT THE COMPANY RESERVES THE RIGHT PRIOR TO ANY SALE OR OTHER TRANSFER TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS AND OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT THE PROPOSED SALE OR OTHER TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

The Company and the Bookrunner will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This Announcement does not constitute an offer, and may not be used in connection with an offer, to sell or issue or the solicitation of an offer to buy or subscribe for Placing Shares in any jurisdiction in which such offer or solicitation is or may be unlawful. No action has been taken by the Company or the Bookrunner that would permit an offering of such securities or possession or distribution of this document or any other offering or publicity material relating to such securities in any jurisdiction where action for that purpose is required. This Announcement and the information contained herein is not for publication or distribution, directly or indirectly, to persons in the United States, Canada, Australia, New Zealand, Japan or the Republic of South Africa or in any jurisdiction in which such publication or distribution is unlawful. Persons into whose possession this Announcement may come are required by the Company to inform themselves about and to observe any restrictions of transfer of this Announcement. No public offer of the Placing Shares is being made in the United Kingdom, the United States or elsewhere.

In particular, the Placing Shares referred to in this Announcement have not been registered under the Securities Act or any laws of, or with any securities regulatory authority of, any state or other jurisdiction of the United States, and may not be offered, sold, pledged or otherwise transferred within the United States except pursuant to an effective registration statement or an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the securities laws of any state or other jurisdiction of the United States. The Placing Shares are being offered and sold outside the United States in accordance with Regulation S.

The Placing Shares have not been approved or disapproved, nor will they be approved or disapproved, by the US Securities and Exchange Commission, any state securities commission or other regulatory authority in the United States, nor have any of the foregoing authorities passed upon or endorsed, nor will they pass upon or endorse, the merits of the Placing or the accuracy or adequacy of the contents of this Announcement. Any representation to the contrary is a criminal offence in the United States.

The relevant clearances have not been, nor will they be, obtained from the securities commission of any province or territory of Canada; no prospectus has been lodged with or registered by the Australian Securities and Investments Commission or the Japanese Ministry of Finance; and the Placing Shares have not been, nor will they be, registered under or offered in compliance with the securities laws of any state, province or territory of Canada, Australia, New Zealand, Japan or the Republic of South Africa. Accordingly, the Placing Shares may not (unless an exemption under the relevant securities laws is applicable) be offered, sold, resold or delivered, directly or indirectly, in or into Canada, Australia, New Zealand, Japan or the Republic of South Africa or any other jurisdiction outside the United Kingdom.

The Placing Shares will not be admitted to trading on any stock exchange other than AIM, the market operated by the London Stock Exchange. The Placing Shares will not be admitted to trading on AIM until after the restrictions have been removed and they are capable of being held in CREST.

Persons (including, without limitation, nominees and trustees) who have a contractual or other legal obligation to forward a copy of this Appendix or the Announcement of which it forms part should seek appropriate advice before taking any action.

In this Appendix, unless the context otherwise requires, “Placee” means a Relevant Person (including individuals, funds or others) by whom or on whose behalf a commitment to subscribe for Placing Shares has been given.

Bookbuild

The Bookrunner will today commence an accelerated bookbuilding process to determine demand for participation in the Placing by potential Placees. The Bookrunner and the Company shall be entitled to effect the Placing by such alternative method to the Bookbuild as they may, in their sole discretion determine.

Details of the Placing

The Bookrunner has entered into the Placing Agreement with the Company under which the Bookrunner has agreed, on the terms and subject to the conditions set out therein, to undertake to use its reasonable endeavours to procure, as the Company’s placing agent and bookrunner for the purpose of the Placing, subscribers for the Placing Shares at the Placing Price.

The final number of Placing Shares will be decided at the close of the Bookbuild following the execution of the terms of the Placing by the Company and the Bookrunner (the “Placing Term Sheet”).

The Placing Agreement contains customary undertakings and warranties given by the Company to the Bookrunner including as to the accuracy of information contained in this Announcement and to be contained in the Placing Document, to matters relating to the Company and its business and a customary indemnity given by the Company to the Bookrunner in respect of liabilities arising out of or in connection with the Placing, the First Admission and/or Second Admission (if applicable).

The Placing is conditional upon, inter alia:

a)	the Company complying with its obligations under the Placing Agreement as they fall to be performed prior to Admission; and

b)

the obligations of the Bookrunner under the Placing Agreement not having been terminated in accordance with its terms prior to First Admission in respect of the First Tranche Placing shares or Second Admission in respect of the Second Tranche Placing Shares.

The number of Placing Shares will be determined following completion of the Bookbuild as set out in this Announcement.

The Placing Shares will, as from the date when they are issued, be fully paid or credited as fully paid and will rank pari passu in all respects with the existing issued Ordinary Shares, including the right to receive all dividends and other distributions declared (if any), made or paid on or in respect of the Ordinary Shares after the relevant date of issue of the Placing Shares.

Lock up

As part of the Placing, the Company has agreed that it will not issue or sell any Ordinary Shares for a period of 90 days after the date of this announcement without the prior written consent of the Bookrunner (not to be unreasonably withheld or delayed). That agreement is subject to certain customary carve-outs agreed between the Bookrunner and the Company.

Enterprise Investment Scheme (“EIS”) and Venture Capital Trusts (“VCT”)

The EIS/VCT Placing Shares to be issued pursuant to the Placing are intended to rank as “eligible shares” for the purposes of EIS and VCT investors and a “qualifying holding” for the purposes of an investment by VCTs, each pursuant to the relevant respective sections of the Income Tax Act 2007 (the “VCT Legislation”).

The Company has obtained a written opinion from specialist tax advisers confirming that the EIS/VCT Placing Shares will rank as “eligible shares” for the purposes of the EIS and will be capable of being a “qualifying holding” for the purposes of VCT Legislation. However, no assurance has been obtained from HMRC that the Company is a qualifying company for the purposes of the EIS or that a subscription for EIS/VCT Placing Shares is a qualifying holding.

The status of the EIS/VCT Placing Shares as a qualifying holding for EIS and VCT purposes respectively will be conditional (amongst other things) on the qualifying conditions being satisfied throughout the period of ownership. There can be no assurance that the Company will conduct its activities in a way that will secure or retain qualifying status for VCT and/or EIS purposes (and indeed circumstances may arise where the Directors of the Company believe that the interests of the Company and the Group are not served by seeking to retain such status).

Neither the Company nor the Directors have given any warranties or undertakings that EIS reliefs or VCT reliefs will be granted in respect of the EIS/VCT Placing Shares. Neither the Company nor the Directors have given any warranties or undertakings that EIS reliefs or VCT reliefs, if granted, will not be withdrawn.

Application for admission to trading

Application will be made to the London Stock Exchange for the First Admission and the Second Admission respectively . It is expected that settlement of the First Tranche Placing Shares will take place on or around 9 October 2024 and First Admission will become effective and dealings in the First Tranche Placing Shares will commence at that time. It is expected that, subject to the passing of the Resolutions at the General Meeting, settlement of the Second Tranche Placing Shares will take place within two trading days after the General Meeting and that the Second Admission will become effective and dealings in the Second Tranche Placing Shares will commence at that time.

Participation in, and principal terms of, the Placing

1.

The Bookrunner is arranging the Placing as placing agent and bookrunner of the Company for the purpose of using its reasonable endeavours to procure Placees at the Placing Price for the Placing Shares.

2.

Participation in the Placing will only be available to persons who may lawfully be, and are, invited to participate by the Bookrunner. The Bookrunner and its affiliates may participate in the Placing as principal.

3.	This Appendix gives details of the terms and conditions of, and the mechanics of participation in, the Placing. No commissions will be paid to Placees or by Placees in respect of any Placing Shares.

4.

The Bookbuild, if successful, will establish the number of Placing Shares to be issued at the Placing Price. The number of Placing Shares to be issued will be agreed between the Bookrunner and the Company following completion of the Bookbuild. The number of Placing Shares will be announced on a Regulatory Information Service following the completion of the Bookbuild.

5.

To bid in the Bookbuild, prospective Placees should communicate their bid by telephone or email to their usual sales contact at the Bookrunner. Each bid should state the number of Placing Shares which the prospective Placee wishes to subscribe for at the Placing Price. Bids may be scaled down by the Bookrunner on the basis referred to in paragraph 9 below.

6.

The timing of the closing of the Bookbuild will be at the discretion of the Bookrunner. The Company reserves the right (upon agreement with the Bookrunner) to reduce or seek to increase the amount to be raised pursuant to the Placing, in its absolute discretion.

7.

Each Placee’s allocation will be confirmed to Placees orally or by email by the Bookrunner, and evidenced by a trade confirmation or contract note which will be dispatched as soon as practicable thereafter. The terms of this Appendix will be deemed incorporated by reference therein. The oral or email confirmation to such Placee will constitute an irrevocable legally binding commitment upon such person (who will at that point become a Placee) in favour of the Bookrunner and the Company, under which it agrees to acquire the number of Placing Shares allocated to it at the Placing Price on the terms and conditions set out in this Appendix and in accordance with the Company’s Articles. Except as required by law or regulation, no press release or other announcement will be made by the Bookrunner, or the Company using the name of any Placee (or its agent), in its capacity as Placee (or agent), other than with such Placee’s prior written consent. The Company and the Bookrunner will determine, in their absolute discretion, the allocation of Placing Shares between First Tranche Placing Shares and Second Tranche Placing Shares.

8.	The Company will make a further announcement following the close of the Bookbuild detailing the number of Placing Shares to be issued at the Placing Price.

9.

Subject to paragraphs 5 and 6 above, the Bookrunner may choose to accept bids, either in whole or in part, on the basis of allocations determined at their discretion (in agreement with the Company) and may scale down any bids for this purpose on such basis as they may determine (in agreement with the Company). The Bookrunner may also, notwithstanding paragraphs 5 and 6 above, subject to the prior consent of the Company: (a) allocate Placing Shares after the time of any initial allocation to any person submitting a bid after that time; and (b) allocate Placing Shares after the Bookbuild has closed to any person submitting a bid after that time.

10.

The allocation of Placing Shares to Non-US Placees shall be conditional on the execution by each Non-US Placee of a Non-US Investor Letter in the form provided to it to the Bookrunner or its affiliates.

11.	The allocation of Placing Shares to US Placees shall be conditional on the execution by each US Placee of a US Investor Letter in the form provided to it to the Bookrunner or its affiliates.

12.

Each Placee will have an immediate, separate, irrevocable and binding obligation, owed to the Bookrunner, to pay in cleared funds immediately on the settlement date, in accordance with the registration and settlement requirements set out below, an amount equal to the product of the Placing Price and the number of Placing Shares such Placee has agreed to take up and the Company has agreed to allot.

13.

Irrespective of the time at which a Placee’s allocation pursuant to the Placing is confirmed, settlement for all Placing Shares to be acquired pursuant to the Placing will be required to be made at the times and on the basis explained below under “Registration and Settlement”.

14.

All obligations under the Placing will be subject to fulfilment or (where applicable) waiver of, inter alia, the conditions referred to below under “Conditions of the Placing” and to the Placing not being terminated on the basis referred to below under “Right to terminate under the Placing Agreement”.

15.

By participating in the Placing, each Placee will agree that its rights and obligations in respect of the Placing will terminate only in the circumstances described below and will not be capable of rescission or termination by the Placee.

16.

To the fullest extent permissible by law, neither the Company, the Bookrunner or any of their respective affiliates shall have any responsibility or liability (whether in contract, tort or otherwise) to any Placee (or to any other person whether acting on behalf of a Placee or otherwise) under these terms and conditions. In particular, none of the Company, the Bookrunner or any of their respective affiliates shall have any liability (whether in contract, tort or otherwise and including, to the fullest extent permissible by law, any fiduciary duties) in respect of the Bookrunner’s conduct of the Bookbuild or Placing. Each Placee acknowledges and agrees that the Company is responsible for the allotment of the Placing Shares to the Placees and the Bookrunner shall have no liability to the Placees for the failure of the Company to fulfil those obligations.

Conditions of the Placing

The Bookrunner’s obligations under the Placing Agreement in respect of the First Tranche Placing Shares are conditional on, inter alia:

a)

the Placing Term Sheet having been agreed and duly signed by the Bookrunner and the Company on the Business Day following the date of the Placing Agreement (or by such later time/date as the Company and the Bookrunner may agree);

b)

the warranties contained in clause 10 and Schedule 1 of the Placing Agreement (“Warranties”) being true and accurate and not misleading (and remaining true and accurate and not misleading if they were repeated at First Admission

c)	the Company allotting the First Tranche Placing Shares in accordance with the Placing Agreement;

d)	the Company complying with its obligations under the Placing Agreement as they fall to be performed prior to First Admission;

e)	the Bookrunner not having terminated the Placing Agreement in accordance with its terms and conditions prior to First Admission; and

f)	First Admission occurring on or before 8.00 a.m. on 9 October 2024 (or such later date and/or time as the Bookrunner and the Company may agree, being no later than the First Long Stop Date).

The Bookrunner’s obligations under the Placing Agreement in respect of the Second Tranche Placing Shares are conditional on, inter alia:

a)	First Admission having occurred;

b)	the Resolutions being passed at the General Meeting;

c)

the Warranties being true and accurate and not misleading at all times up to and immediately prior to Second Admission, as though they had been given and made on such dates by reference to the facts and circumstances then subsisting;

d)	the Company complying with its obligations under the Placing Agreement as they fall to be performed prior to Second Admission;

e)	the Bookrunner not having terminated the Placing Agreement in accordance with its terms and conditions prior to Second Admission; and

f)	Second Admission occurring on or before 8.00 a.m. on 1 November 2024 (or such later date and/or time as the Bookrunner and the Company may agree, being no later than the Second Long Stop Date).

If (i) any of the conditions contained in the Placing Agreement in respect of the Placing Shares are not fulfilled or waived by the Bookrunner by the time or date where specified (or such later time or date as the Company and the Bookrunner may agree, not being later than the Long Stop Date), or (ii) the Placing Agreement is terminated as described below, the Placing will lapse and the Placees’ rights and obligations hereunder in relation to the Placing Shares shall cease and terminate at such time and each Placee agrees that no claim can be made by the Placee in respect thereof.

The Bookrunner may, in its absolute discretion, waive, or extend the period (up to the Long Stop Date) for, compliance by the Company with the whole or any part of any of the Company’s obligations in relation to the conditions in the Placing Agreement, save that certain conditions and the Company allotting the Placing Shares may not be waived and the period for compliance with such conditions may not be extended. Any such extension or waiver will not affect Placees’ commitments as set out in this Announcement.

Neither the Bookrunner or the Company, nor any of their respective affiliates, agents, directors, officers, consultants or employees, shall have any liability to any Placee (or to any other person whether acting on behalf of a Placee or otherwise) in respect of any decision they may make as to whether or not to waive or to extend the time and/or date for the satisfaction of any condition to the Placing nor for any decision they may make as to the satisfaction of any condition or in respect of the Placing generally and by participating in the Placing each Placee agrees that any such decision is within the absolute discretion of the Bookrunner.

Right to terminate under the Placing Agreement

The Bookrunner is entitled in its absolute discretion, at any time before First Admission, acting in good faith and, to the extent reasonably practicable, following consultation with the Company, to terminate the Placing

Agreement by giving written notice to the Company (or by orally communicating the same to the Company) in the following circumstances:

a)

any statement contained in any Placing Document is or has become or has been discovered to be untrue, misleading or inaccurate or any matter has arisen which would, if the Placing Documents were to be issued at that time, constitute an inaccuracy or omission therefrom which in the opinion of the Bookrunner, acting in good faith, is material in the context of the Placing, First Admission or Second Admission or any of the transactions contemplated by the Placing Agreement; or

b)	any of the Warranties was, when given, untrue, inaccurate or misleading;

c)

any of the Warranties is not, or has ceased to be, true, accurate or not misleading (or would not be true, accurate or not misleading if then repeated) by reference to the facts subsisting at the time; or

d)	the Company fails to comply with any of its obligations under the Placing Agreement in any case which is material in the context of the Placing; or

e)	a matter having arisen in respect of which indemnification may be sought from the Company under the indemnity included in the Placing Agreement; or

f)	there has occurred a suspension or cancellation by the LSE of trading in the Company’s securities; or

g)	a matter, fact, circumstance or event has arisen such that in the opinion of the Bookrunner, acting in good faith, a Supplementary Placing Announcement is required to be published; or

h)

there is introduced, or there is a public announcement of a proposal to introduce, any change in Market Rules or any other applicable law in the United Kingdom or the US, which does or is likely to prohibit or restrict the Placing, capital issues or stock markets or materially adversely affect the Group; or

i)	there has occurred, in the Bookrunner’s opinion, acting in good faith, a Material Adverse Change.

Additionally, if, at any time before First Admission, there has occurred:

a)

any change, or development involving a prospective change, in national or international, military, diplomatic, monetary, economic, political, financial, industrial or market conditions or exchange rates or exchange controls, or any incident of terrorism or outbreak or escalation of hostilities or any declaration of a national emergency or war or any other calamity or crisis, in each case, in any jurisdiction; or

b)

a suspension of trading in securities generally on the LSE or generally on any stock exchange or trading in any stock exchange or over-the-counter market is materially disrupted or minimum or maximum prices have been established on any such exchange; or

c)

a declaration of a banking moratorium in London or by the US federal or New York State authorities or the European Central Bank or any material disruption to commercial banking or securities settlement or clearance services in the US or the UK, which, in the opinion of a Bookrunner, acting in good faith, would or would be likely to prejudice materially the Company or the Placing or makes it impracticable or inadvisable to proceed with the Placing then the Bookrunner may, acting in good faith and, to the extent reasonably practicable, following consultation with the Company, by notice in writing to the Company (or by orally communicating the same to the Company), terminate the Placing Agreement with immediate effect.

The Bookrunner is entitled in its absolute discretion, at any time before Second Admission, acting in good faith and, to the extent reasonably practicable, following consultation with the Company, to terminate the Placing Agreement by giving written notice to the Company (or by orally communicating the same to the Company) in the following circumstances:

a)

any statement contained in any Placing Document is or has become or has been discovered to be untrue, misleading or inaccurate or any matter has arisen which would, if the Placing Documents were to be issued at that time, constitute an inaccuracy or omission therefrom which in the opinion of the Bookrunner, acting in good faith, is material in the context of the Placing of the Second Tranche Placing Shares or Second Admission or any of the transactions contemplated by the Placing Agreement;

b)	any of the Warranties was, when given, untrue, inaccurate or misleading; or

c)

any of the Warranties is not, or has ceased to be, true, accurate or not misleading (or would not be true, accurate or not misleading if then repeated) by reference to the facts subsisting at the time; or

d)	the Company fails to comply with any of its obligations under the Placing Agreement in any case which is material in the context of the Placing of the Second Tranche Placing Shares;

e)	a matter having arisen in respect of which indemnification may be sought from the Company under the indemnity included in the Placing Agreement;

f)	there has occurred a suspension or cancellation by the LSE of trading in the Company’s securities;

g)	a matter, fact, circumstance or event has arisen such that in the opinion of the Bookrunner, acting in good faith, a Supplementary Placing Announcement is required to be published; or

h)

there is introduced, or there is a public announcement of a proposal to introduce, any change in Market Rules or any other applicable law in the United Kingdom or the US, which does or is likely to prohibit or restrict the Placing, capital issues or stock markets or materially adversely affect the Group; or

i)	there has occurred, in the Bookrunner’s opinion, acting in good faith, a Material Adverse Change.

Additionally, if, at any time after First Admission and before Second Admission, there has occurred:

a)

any change, or development involving a prospective change, in national or international, military, diplomatic, monetary, economic, political, financial, industrial or market conditions or exchange rates or exchange controls, or any incident of terrorism or outbreak or escalation of hostilities or any declaration of a national emergency or war or any other calamity or crisis, in each case, in any jurisdiction; or

b)

a suspension of trading in securities generally on the LSE or generally on any stock exchange or trading in any stock exchange or over-the-counter market is materially disrupted or minimum or maximum prices have been established on any such exchange; or

c)

a declaration of a banking moratorium in London or by the US federal or New York State authorities or the European Central Bank or any material disruption to commercial banking or securities settlement or clearance services in the US or the UK, which, in the opinion of a Bookrunner, acting in good faith, would or would be likely to prejudice materially the Company or the Placing of the Second Tranche Placing Shares or makes it impracticable or inadvisable to proceed with the Placing of the Second Tranche Placing Shares then the Bookrunner may, acting in good faith and, to the extent reasonably practicable, following consultation with the Company, by notice in writing to the Company (or by orally communicating the same to the Company), terminate the Placing Agreement with immediate effect.

Following First Admission, the Placing Agreement will not be capable of termination or rescission by any party to it in so far as it relates to the Placing of the EIS/VCT Placing Shares and, following Second Admission, the Placing Agreement will not be capable of termination or rescission by any party in so far as it relates to the Placing of the Second Tranche Placing Shares.

The rights and obligations of the Placees shall terminate only in the circumstances described in these terms and conditions and in the Placing Agreement and will not be subject to termination by the Placee or any prospective Placee at any time or in any circumstances. By participating in the Placing, Placees agree that the exercise by the Bookrunner of any right of termination or other discretion under the Placing Agreement shall be within the absolute discretion of the Bookrunner, and that it need not make any reference to Placees and that it shall have no liability to Placees whatsoever in connection with any such exercise or decision not to exercise. Placees will have no rights against the Bookrunner, the Company or any of their respective directors or employees under the Placing Agreement pursuant to the Contracts (Rights of Third Parties) Act 1999 (as amended).

No admission document or prospectus

The Placing Shares are being offered to a limited number of specifically invited persons only and will not be offered in such a way as to require an admission document or prospectus in the United Kingdom or in any other jurisdiction. No offering document, admission document or prospectus has been or will be submitted to be approved by the FCA or submitted to the London Stock Exchange in relation to the Placing, and Placees’ commitments will be made solely on the basis of the information contained in the Announcement (including the Appendices) and the UK Public Information. Each Placee, by accepting a participation in the Placing, agrees that the content of this Announcement is exclusively the responsibility of the Company and confirms that it has neither received nor relied on any other information (other than the UK Public Information), representation, warranty, or statement made by or on behalf of the Company, the Bookrunner, or any other person and neither the Bookrunner, the Company nor any other person will be liable for any Placee’s decision to participate in the Placing based on any other information, representation, warranty or statement which the Placees may have obtained or received and, if given or made, such information, representation, warranty or statement must not be relied upon as having been authorised by the Bookrunner, the Company, or their respective officers, directors, consultants, employees or agents. Each Placee acknowledges and agrees that it has relied on its own investigation of the business, financial or other position of the Company in accepting a participation in the Placing. Neither the Company nor the Bookrunner is making any undertaking or warranty to any Placee regarding the legality of an investment in the Placing Shares by such Placee under any legal, investment or similar laws or regulations. Each Placee should not consider any information in this Announcement to be legal, tax or business advice. Each Placee should consult its own solicitor, tax adviser and financial adviser for independent legal, tax and financial advice regarding an investment in the Placing Shares. Nothing in this paragraph shall exclude the liability of any person for fraudulent misrepresentation.

Registration and settlement

Provided payment in full has been made, definitive legended share certificate(s) in respect of the Placing Shares shall be prepared by Link Group (the “Registrar”) as soon as possible following the First Admission or Second Admission, as applicable. Interest is chargeable daily on payments not received from Placees on the due date in accordance with the arrangements set out above at the rate of two percentage points above the Sterling Overnight Index Average (SONIA) as determined by the Bookrunner.

Each Placee is deemed to agree that, if it does not comply with these obligations, the Bookrunner may sell any or all of the Placing Shares allocated to that Placee on such Placee’s behalf and retain from the proceeds, for the Bookrunner’s account and benefit (as agent for the Company), an amount equal to the aggregate amount owed by the Placee plus any interest due. The relevant Placee will, however, remain liable and shall indemnify the

Bookrunner (as agent for the Company) on demand for any shortfall below the aggregate amount owed by it and may be required to bear any stamp duty or stamp duty reserve tax or securities transfer tax (together with any interest or penalties) which may arise upon the sale of such Placing Shares on such Placee’s behalf. By communicating a bid for Placing Shares to the Bookrunner, each Placee confers on the Bookrunner all such authorities and powers necessary to carry out any such sale and agrees to ratify and confirm all actions which the Bookrunner lawfully takes in pursuance of such sale.

If Placing Shares are to be delivered to a custodian or settlement agent, Placees should ensure that the trade confirmation or contract note is copied and delivered immediately to the relevant person within that organisation. Insofar as Placing Shares are registered in a Placee’s name or that of its nominee or in the name of any person for whom a Placee is contracting as agent or that of a nominee for such person, such Placing Shares should, subject as provided below, be so registered free from any liability to UK stamp duty or stamp duty reserve tax or securities transfer tax. Placees will not be entitled to receive any fee or commission in connection with the Placing.

Representations, warranties and further terms

By participating in the Placing each Placee (and any person acting on such Placee’s behalf) makes the following representations, warranties, acknowledgements, agreements and undertakings (as the case may be) to the Company and the Bookrunner, namely that, each Placee (and any person acting on such Placee’s behalf):

1.

represents and warrants that it has read and understood the Announcement, including the Appendices, in its entirety and that its subscription of Placing Shares is subject to and based upon all the terms, conditions, representations, warranties, acknowledgements, agreements and undertakings and other information contained herein and not in reliance on any information given or any representations, warranties or statements made at any time by any person in connection with the First Admission, Second Admission, the Company, the Placing, or otherwise, other than the information contained in this Announcement and undertakes not to redistribute or duplicate this Announcement or any part of it;

2.

acknowledges that no offering document, admission document or prospectus has been prepared in connection with the Placing and represents and warrants that it has not received and will not receive a prospectus, admission document or other offering document in connection therewith;

3.

acknowledges that the Ordinary Shares are admitted to trading on AIM and the Company is therefore required to publish certain business and financial information in accordance with the AIM Rules for Companies (collectively, “UK Public Information”), which includes a description of the nature of the Company’s business, the Company’s most recent balance sheet and profit and loss account and similar statements published in preceding years and that the Placee is able to obtain or access such information or comparable information concerning any other publicly traded company without undue difficulty;

4.

acknowledges that none of the Bookrunner, the Company, any of their respective affiliates or any person acting on behalf of any of them has provided it, and will not provide it, with any material regarding the Placing Shares or the Company other than this Announcement; nor has it requested any of the Bookrunner, the Company, their respective affiliates or any person acting on behalf of any of them to provide it with any such information and has read and understood the UK Public Information;

5.

acknowledges that the content of this Announcement is exclusively the responsibility of the Company, and not the Bookrunner, its affiliates, agents, directors, officers, consultants or employees, or any person acting on its behalf has or shall have any liability for any information, representation or statement contained in this Announcement or any information previously or concurrently published by or on behalf of the Company, and will not be liable for any Placee’s decision to participate in the Placing based on any information, representation or statement contained in this Announcement or otherwise. Each Placee further represents, warrants and agrees that the only information on which it is entitled to rely and on which such Placee has relied in committing itself to acquire the Placing Shares is contained in this Announcement and any UK Public Information, such information being all that it deems necessary to make an investment decision in respect of the Placing Shares and that it has neither received nor relied on any other information given or representations, warranties or statements made by the Bookrunner, the Company or any of their respective affiliates, agents, directors, officers, consultants or employees or any person acting on behalf of any of them, or, if received, it has not relied upon any such information, representations, warranties or statements (including any management presentation that may have been received by any prospective Placee or any material prepared by the research departments of the Bookrunner (the views of such research department are not representing and being independent from those of the Company and the corporate finance departments of the Bookrunner and not being attributable to the same), and neither the Bookrunner, nor the Company will be liable for any Placee’s decision to accept an invitation to participate in the Placing based on any other information, representation, warranty or statement. Each Placee further acknowledges and agrees that it may not place the same degree of reliance on this Announcement as it may otherwise place on a prospectus or admission document. Each Placee further acknowledges and agrees that it has relied solely on its own investigation of the business, financial or other position of the Company in deciding to participate in the Placing and it will not rely on any investigation that the Bookrunner, their affiliates, agents, directors, officers, consultants or employees or any other person acting on its or their behalf has or may have conducted;

6.

represents and warrants that it has neither received nor relied on any “inside information” as defined in the EU Market Abuse Regulation (Regulation 596/2014/EU) as it forms part of UK law by virtue of the European Union (Withdrawal) Act 2018 (as amended and supplemented from time to time) (“UK MAR”) concerning the Company in accepting this invitation to participate in the Placing;

7.

acknowledges that the Bookrunner does not have any duties or responsibilities to it, or its clients, similar or comparable to the duties of “best execution” and “suitability” imposed by the COB Rules in the FCA Handbook and that the Bookrunner is not acting for it or its clients and that the Bookrunner will not be responsible for providing protections to it or its clients;

8.

acknowledges that neither the Bookrunner, any of its affiliates, agents, directors, officers, consultants or employees or any person acting on behalf of them has or shall have any liability for the UK Public Information, any publicly available or filed information or any representation relating to the Company, provided that nothing in this paragraph excludes the liability of any person for fraudulent misrepresentation made by that person;

9.

acknowledges that neither of the Bookrunner, its ultimate holding company nor any direct or indirect subsidiary undertakings of such holding company, nor any of their respective affiliates, agents, directors, officers, consultants or employees shall be liable to Placees for any matter arising out of the Bookrunner’s role as placing agent or otherwise in connection with the Placing and that where any such liability nevertheless arises as a matter of law each Placee will immediately waive any claim against any of such persons which you may have in respect thereof;

10.

acknowledges that the Placing Shares have not been registered under the Securities Act or with any securities or other regulatory authority of any state or territory of the United States and that the sale to the Placee (or such beneficial owner) is being made in a transaction not involving a public offering, exempt from registration under the Securities Act. The Placing Shares are “restricted securities” within the meaning of Rule 144(a)(3) and may not be reoffered, resold, pledged or otherwise transferred except pursuant to an effective resale registration statement or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and that, in each case, such offer, sale, pledge or transfer must be made in accordance with any applicable securities laws of any state of the United States or any jurisdiction;

11.

acknowledges that the Placing Shares are being offered and sold by or on behalf of the Company (i) to Non-US Placees in “offshore transactions” as defined in, and in accordance with, Regulation S and (ii) to a limited number of US Placees reasonably believed to be QIBs or Accredited Investors in transactions not involving a public offering within the meaning of Section 4(a)(2) of the Securities Act and which are exempt from or not subject to the registration requirements of the Securities Act and applicable US state securities laws. It and the prospective beneficial owner of the Placing Shares are, and at the time the Placing Shares are subscribed for will be, either: (i) outside the United States and subscribing for the Placing Shares in an “offshore transaction” as defined in, and in accordance with, Regulation S, and has agreed to be bound to the terms of the Non-US Investor Letter in the form provided to it by the Bookrunner or its affiliates; or (ii) a QIB or Accredited Investor which has agreed to be bound to the terms of the US Investor Letter in the form provided to it by the Bookrunner or its affiliates. In addition, with respect to (ii) above, it further acknowledges: (a) it is subscribing for the Placing Shares for its own account or for one or more accounts as to each of which it exercises sole investment discretion and each of which is a QIB; (b) it is subscribing for the Placing Shares for investment purposes only and not with a view to any distribution or for resale in connection with the distribution thereof, in whole or in part, in the United States; and (c) it has full power to make the acknowledgements, representations and agreements herein on behalf of each such account;

12.	INTENTIONALLY LEFT BLANK

13.

represents and warrants that it is not acquiring any of the Placing Shares as a result of any form of “general solicitation” or “general advertising” (within the meaning of Rule 502(c) of Regulation D under the Securities Act) or any form of “directed selling efforts” (as defined in Regulation S);

14.

unless otherwise specifically agreed in writing with the Bookrunner, represents and warrants that neither it nor the beneficial owner of such Placing Shares will be a resident of Canada, Australia, New Zealand, Japan or the Republic of South Africa;

15.

acknowledges that the Placing Shares have not been and will not be registered under the securities legislation of Canada, Australia, New Zealand, Japan or the Republic of South Africa and, subject to certain exceptions, may not be offered, sold, taken up, renounced or delivered or transferred, directly or indirectly, within those jurisdictions;

16.

represents and warrants that the issue to it, or the person specified by it for registration as holder, of Placing Shares will not give rise to a liability under any of sections 67, 70, 93 or 96 of the Finance Act 1986 (depositary receipts and clearance services) and that the Placing Shares are not being acquired in connection with arrangements to issue depositary receipts or to transfer Placing Shares into a clearance system;

17.

represents and warrants that: (i) it has complied with its obligations under the Criminal Justice Act 1993 and UK MAR; (ii) in connection with money laundering and terrorist financing, it has complied with its obligations under the Proceeds of Crime Act 2002 (as amended), the Terrorism Act 2000 (as amended), the Terrorism Act 2006 and the Money Laundering, Terrorist Financing and Transfer of Funds (Information on Payer) Regulations 2017 and any related rules, regulations or guidelines issued, administered or enforced by any government agency having jurisdiction in respect thereof; and (iii) it is not a person: (a) with whom transactions are prohibited under the Foreign Corrupt Practices Act of 1977 or any economic sanction programmes administered by, or regulations promulgated by, the Office of Foreign Assets Control of the US Department of the Treasury; (b) named on the Consolidated List of Financial Sanctions Targets maintained by HM Treasury of the United Kingdom; or (c) subject to financial sanctions imposed pursuant to a regulation of the European Union or a regulation adopted by the United Nations (together, the “Regulations”); and, if making payment on behalf of a third party, that satisfactory evidence has been obtained and recorded by it to verify the identity of the third party as required by the Regulations and has obtained all governmental and other consents (if any) which may be required for the purpose of, or as a consequence of, such purchase, and it will provide promptly to the Bookrunner such evidence, if any, as to the identity or location or legal status of any person which the Bookrunner may request from it in connection with the Placing (for the purpose of complying with such Regulations or ascertaining the nationality of any person or the jurisdiction(s) to which any person is subject or otherwise) in the form and manner requested by the Bookrunner on the basis that any failure by it to do so may result in the number of Placing Shares that are to be purchased by it or at its direction pursuant to the Placing being reduced to such number, or to nil, as the Bookrunner may decide in their sole discretion;

18.

if a financial intermediary, as that term is used in Article 5(1) of the EU Prospectus Regulation, or Article 5(1) of the UK Prospectus Regulation represents and warrants that the Placing Shares purchased by it in the Placing will not be acquired on a non-discretionary basis on behalf of, nor will they be acquired with a view to their offer or resale to, persons in a member state of the EEA as the case may be or the United Kingdom or to which the EU Prospectus Regulation (in the case of a member state of the EEA) or the UK Prospectus Regulation (in the case of the United Kingdom) otherwise applies other than Qualified Investors in a member state in the EEA or Relevant Persons in the United Kingdom, or in circumstances in which the prior consent of the Bookrunner has been given to the offer or resale;

19.

represents and warrants that it has not offered or sold and will not offer or sell any Placing Shares to persons in the EEA prior to First Admission or Second Admission except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted in and which will not result in an offer to the public in any member state of the EEA within the meaning of the EU Prospectus Regulation (including any relevant implementing measure in any member state);

20.

represents and warrants that it has not offered or sold and will not offer or sell any Placing Shares to persons in the United Kingdom prior to First Admission or Second Admission except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted in and which will not result in an offer to the public in the United Kingdom within the meaning of the UK Prospectus Regulation (including any relevant implementing measure in the United Kingdom);

21.

represents and warrants that it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) relating to the Placing Shares in circumstances in which section 21(1) of the FSMA does not require approval of the communication by an authorised person;

22.

represents and warrants that it has complied and will comply with all applicable provisions of UK MAR and the FSMA with respect to anything done by it in relation to the Placing Shares in, from or otherwise involving, the United Kingdom;

23.	if in a member state of the EEA, unless otherwise specifically agreed with the Bookrunner in writing, represents and warrants that it is a Qualified Investor;

24.	if in the United Kingdom, represents and warrants that it is a Relevant Person or to whom this Announcement may otherwise be lawfully communicated;

25.

represents and warrants that it and any person acting on its behalf is entitled to acquire the Placing Shares under the laws of all relevant jurisdictions and that it has all necessary capacity and has obtained all necessary consents and authorities and taken any other necessary actions to enable it to commit to this participation in the Placing and to perform its obligations in relation thereto (including, without limitation, in the case of any person on whose behalf it is acting, all necessary consents and authorities to agree to the terms set out or referred to in this Announcement) and will honour such obligations;

26.

where it is acquiring Placing Shares for one or more managed accounts, represents and warrants that it is authorised in writing by each managed account: (a) to acquire the Placing Shares for each managed account; (b) to make on its behalf the representations, warranties, acknowledgements, undertakings and agreements in this Appendix and the Announcement of which it forms part; and (c) to receive on its behalf any investment letter relating to the Placing in the form provided by the Bookrunner;

27.	if it is acting as a “distributor” (for the purposes of the UK Product Governance Requirements):

27.1

it acknowledges that the UK target market assessment undertaken by the Bookrunner does not constitute: (a) an assessment of suitability or appropriateness for the purposes of COBS 9A and COBS 10A, respectively; or (b) a recommendation to any investor or group of investors to invest in, or purchase, or take any other action whatsoever with respect to the Placing Shares and each distributor is responsible for undertaking its own UK target market assessment in respect of the Placing Shares and determining appropriate distribution channels;

27.2

notwithstanding any UK target market assessment undertaken by the Bookrunner, it confirms that, other than where it is providing an execution-only service to investors, it has satisfied itself as to the appropriate knowledge, experience, financial situation, risk tolerance and objectives and needs of the investors to whom it plans to distribute the Placing Shares and that is has considered the compatibility of the risk/reward profile of such Placing Shares with the end target market; and

27.3

it acknowledges that the price of the Placing Shares may decline and investors could lose all or part of their investment; the Placing Shares offer no guaranteed income and no capital protection; and an investment in the Placing Shares is compatible only with investors who do not need a guaranteed income or capital protection, who (either alone or in conjunction with an appropriate financial or other adviser) are capable of evaluating the merits and risks of such an investment and who have sufficient resources to be able to bear any losses that may result therefrom;

28.	if it is acting as a “distributor” (for the purposes of MiFID II Product Governance Requirements):

28.1

it acknowledges that the Target Market Assessment undertaken by the Bookrunner does not constitute: (a) an assessment of suitability or appropriateness for the purposes of MiFID II; or (b) a recommendation to any investor or group of investors to invest in, or purchase, or take any other action whatsoever with respect to the Placing Shares and each distributor is responsible for undertaking its own target market assessment in respect of the Placing Shares and determining appropriate distribution channels;

28.2

notwithstanding any Target Market Assessment undertaken by the Bookrunner, it confirms that, other than where it is providing an execution-only service to investors, it has satisfied itself as to the appropriate knowledge, experience, financial situation, risk tolerance and objectives and needs of the investors to whom it plans to distribute the Placing Shares and that is has considered the compatibility of the risk/reward profile of such Placing Shares with the end target market; and

28.3

it acknowledges that the price of the Placing Shares may decline and investors could lose all or part of their investment; the Placing Shares offer no guaranteed income and no capital protection; and an investment in the Placing Shares is compatible only with investors who do not need a guaranteed income or capital protection, who (either alone or in conjunction with an appropriate financial or other adviser) are capable of evaluating the merits and risks of such an investment and who have sufficient resources to be able to bear any losses that may result therefrom;

29.	it is capable of being categorised as a person who is a “professional client” or an “eligible counterparty” within the meaning of Chapter 3 of the FCA’s Conduct of Business Sourcebook;

30.

undertakes that it (and any person acting on its behalf) will make payment to the Bookrunner for the Placing Shares allocated to it in accordance with this Announcement on the due time and date set out herein, failing which the relevant Placing Shares may be placed with other subscribers or sold as the Bookrunner may in their sole discretion determine and without liability to such Placee and it will remain liable and will indemnify the Bookrunner on demand for any shortfall below the net proceeds of such sale and the placing proceeds of such Placing Shares and may be required to bear the liability for any stamp duty or stamp duty reserve tax or security transfer tax (together with any interest or penalties due pursuant to or referred to in these terms and conditions) which may arise upon the placing or sale of such Placee’s Placing Shares on its behalf;

31.

acknowledges that the Bookrunner, any of its affiliates, nor any person acting on behalf of it or any of them, is making any recommendations to it, advising it regarding the suitability of any transactions it may enter into in connection with the Placing and that participation in the Placing is on the basis that it is not and will not be treated for these purposes as a client of the Bookrunner and nor that the Bookrunner has any duties or responsibilities to it for providing the protections afforded to their clients or customers or for providing advice in relation to the Placing nor in respect of any representations, warranties, undertakings or indemnities contained in the Placing Agreement nor for the exercise or performance of any of their rights and obligations thereunder including any rights to waive or vary any conditions or exercise any termination right;

32.

undertakes that the person whom it specifies for registration as holder of the Placing Shares will be (i) itself or (ii) its nominee, as the case may be. Neither the Bookrunner, nor the Company will be responsible for any liability to stamp duty or stamp duty reserve tax resulting from a failure to observe this requirement. Each Placee and any person acting on behalf of such Placee agrees to participate in the Placing and it agrees to indemnify the Company and the Bookrunner in respect of the same on the basis that the Placing Shares will be held by the Bookrunner who will hold them, in certificated form, as nominee on behalf of such Placee until settlement in accordance with its standing settlement instructions;

33.

the exercise by the Bookrunner of any right or discretion under the Placing Agreement shall be within the absolute discretion of the Bookrunner and the Bookrunner need not have any reference to the Placee and shall have no liability to the Placee whatsoever in connection with any decision to exercise or not to exercise any such right and each Placee agrees that it has no rights against the Bookrunner, the Company or any of their respective affiliates under the Placing Agreement pursuant to the Contracts (Rights of Third Parties) Act 1999 (as amended) or otherwise;

34.

acknowledges that these terms and conditions and any agreements entered into by it pursuant to these terms and conditions and any non-contractual obligations arising out of or in connection with such agreement shall be governed by and construed in accordance with the laws of England and Wales and it submits (on behalf of itself and on behalf of any person on whose behalf it is acting) to the exclusive jurisdiction of the English courts as regards any claim, dispute or matter (including non-contractual matters) arising out of any such contract, except that enforcement proceedings in respect of the obligation to make payment for the Placing Shares (together with any interest chargeable thereon) may be taken by the Company or the Bookrunner in any jurisdiction in which the relevant Placee is incorporated or in which any of its securities have a quotation on a recognised stock exchange;

35.	acknowledges that time shall be of the essence as regards to obligations pursuant to this Appendix;

36.

agrees that the Company, the Bookrunner and their respective affiliates and others will rely upon the truth and accuracy of the foregoing representations, warranties, acknowledgements and undertakings which are given to the Bookrunner on their own behalf and on behalf of the Company and are irrevocable and are irrevocably authorised to produce this Announcement or a copy thereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby;

37.

agrees to indemnify on an after-tax basis and hold the Company, the Bookrunner and their respective affiliates harmless from any and all costs, claims, liabilities and expenses (including legal fees and expenses) arising out of or in connection with any breach of the representations, warranties, acknowledgements, agreements and undertakings in this Appendix and further agrees that the provisions of this Appendix shall survive after completion of the Placing;

38.

acknowledges that no action has been or will be taken by any of the Company, the Bookrunner or any person acting on behalf of the Company or the Bookrunner that would, or is intended to, permit a public offer of the Placing Shares in any country or jurisdiction where any such action for that purpose is required;

39.

acknowledges that it is an institution that has knowledge and experience in financial, business and international investment matters as is required to evaluate the merits and risks of subscribing for the Placing Shares. It further acknowledges that it is experienced in investing in securities of this nature and in this sector and is aware that it may be required to bear, and it, and any accounts for which it may be acting, are able to bear, the economic risk of, and is able to sustain, a complete loss in connection with the Placing. It has relied upon its own examination and due diligence of the Company and its associates taken as a whole, and the terms of the Placing, including the merits and risks involved;

40.

acknowledges that its commitment to subscribe for Placing Shares on the terms set out herein and in the trade confirmation or contract note will continue notwithstanding any amendment that may in future be made to the terms of the Placing and that Placees will have no right to be consulted or require that their consent be obtained with respect to the Company’s conduct of the Placing;

41.

acknowledges that the Bookrunner, or any of its affiliates acting as an investor for its own account may take up shares in the Company and in that capacity may retain, purchase or sell for their own account such shares and may offer or sell such shares other than in connection with the Placing;

42.	represents and warrants that, if it is a pension fund or investment company, its purchase of Placing Shares is in full compliance with all applicable laws and regulation; and

43.	to the fullest extent permitted by law, it acknowledges and agrees to the disclaimers contained in the Announcement including these Appendices.

The representations, warranties, acknowledgments and undertakings contained in this Appendix are given to the Bookrunner and the Company and are irrevocable and shall not be capable of termination in any circumstances.

The agreement to settle a Placee’s subscription (and/or the subscription of a person for whom such Placee is contracting as agent) free of stamp duty and stamp duty reserve tax depends on the settlement relating only to a subscription by it and/or such person direct from the Company for the Placing Shares in question. Such agreement assumes that the Placing Shares are not being subscribed for in connection with arrangements to issue depositary receipts or to transfer the Placing Shares into a clearance service. If there are any such arrangements, or the settlement relates to any other subsequent dealing in the Placing Shares, stamp duty or stamp duty reserve tax may be payable, for which neither the Company or the Bookrunner will be responsible, and the Placee to whom (or on behalf of whom, or in respect of the person for whom it is participating in the Placing as an agent or nominee) the allocation, allotment, issue or delivery of Placing Shares has given rise to such UK stamp duty or stamp duty reserve tax undertakes to pay such UK stamp duty or stamp duty reserve tax forthwith and to indemnify on an after-tax basis and to hold harmless the Company and the Bookrunner in the event that any of the Company or the Bookrunner has incurred any such liability to UK stamp duty or stamp duty reserve tax. If this is the case, each Placee should seek its own advice and notify the Bookrunner accordingly.

In addition, Placees should note that they will be liable for any stamp duty and all other stamp, issue, securities, transfer, registration, documentary or other duties or taxes (including any interest, fines or penalties relating thereto) payable outside the UK by them or any other person on the subscription by them of any Placing Shares or the agreement by them to subscribe for any Placing Shares.

Each Placee, and any person acting on behalf of the Placee, acknowledges that the Bookrunner does not owe any fiduciary or other duties to any Placee in respect of any representations, warranties, undertakings or indemnities in the Placing Agreement.

When a Placee or person acting on behalf of the Placee is dealing with the Bookrunner, any money held in an account with the Bookrunner on behalf of the Placee and/or any person acting on behalf of the Placee will not be treated as client money within the meaning of the rules and regulations of the FCA made under the FSMA. The Placee acknowledges that the money will not be subject to the protections conferred by the client money rules; as a consequence, this money will not be segregated from the Bookrunner’s money in accordance with the client money rules and will be used by the Bookrunner in the course of its own business and the Placee will rank only as a general creditor of the Bookrunner.

All times and dates in this Announcement may be subject to amendment. The Bookrunner shall notify the Placees and any person acting on behalf of the Placees of any changes.

Past performance is no guide to future performance and persons needing advice should consult an independent financial adviser.

APPENDIX II

DEFINITIONS

The following definitions apply throughout this Announcement unless the context requires otherwise:

“Accredited Investor”	means an accredited investor as defined in Rule 501 under the Securities Act;

“Admission”	means the First Admission and/or the Second Admission (as the context requires);

“ADS”	American Depositary Shares;

“Advisor Accounts Payable Balance”	has the meaning given in paragraph 2.2 of this Announcement;

“Advisor Loan Note”	has the meaning given in paragraph 2.2 of this Announcement;

“AIM”	means the AIM market operated by the London Stock Exchange;

“AIM Rules”	means the AIM Rules for Companies and the AIM Rules for Nominated Advisers, together;

“AIM Rules for Companies”	means the AIM Rules for Companies as issued by the London Stock Exchange, from time to time;

“AIM Rules for Nominated Advisers”	means the AIM Rules for Nominated Advisers as issued by the London Stock Exchange, from time to time;

“Announcement”	means this announcement (including the appendices to this announcement);

“ACPNY”	AdvantageCare Physicians;

“Appendices”	means the appendices to this announcement;

“Articles”	means the articles of association of the Company in force at the date of this Announcement;

“Audited Full Year Fiscal 2024 Results”	means the audited full year fiscal results of the Company for the 2024 financial year;

“Board of Directors”	means the board of directors of the Company;

“Bookbuild”	means the accelerated bookbuilding process to be conducted by the Bookrunner in relation to the Placing;

“Bookrunner” or “Oberon”	means the Company’s broker, namely Oberon Investments Limited (trading as Oberon Capital) a company incorporated in England and Wales with company number 02198303, authorised and regulated by the FCA.

“Business Day”	means any day, other than a Saturday or Sunday, when clearing banks are open for business in London, United Kingdom;

“COB Rules”	means the rules set out in the conduct of business sourcebook of the FCA Handbook;

“Company” or “Renalytix”	means Renalytix Plc, registered in England and Wales with number 11257655, whose registered office is at 2 Leman Street, London, United Kingdom, E1W 9US;

“Company Secretary”	Salim Hamir, who holds the role of Company Secretary to the Company

“Conversion”	the conversion of a certain proportion of the debt and accounts payable balance owed by the Company to the Converters into Conversion Shares;

“Convertible Bond”	has the meaning given in paragraph 2.1 of this Announcement;

“Convertible Bond Investor”	has the meaning given in paragraph 2.1 of this Announcement;

“Converters”	means the parties who are receiving Conversion Shares;

“Conversion Shares”	new Ordinary Shares issued pursuant to the Conversion, including the Heights Conversion Shares;

“Creditor Write-offs”	has the meaning given in paragraph 2.1 of this Announcement;

“DKD”	diabetic kidney disease;

“DTRs”	means the Disclosure Guidance and Transparency Rules sourcebook published by the FCA from time to time;

“EEA”	means the European Economic Area;

“EHR”	electronic health record;

“EIS”	Enterprise Investment Scheme;

“EIS/VCT Placing Shares”	means the new Ordinary Shares, which are intended to qualify for the purpose of the EIS or VCT, to be allotted and issued to the relevant Placees at the Placing Price pursuant to the Placing in such total number as set out in the Placing Term Sheet which are proposed to be admitted to trading on AIM on First Admission;

“EU Prospectus Regulation”	means Regulation (EU) 2017/1129, as amended;

“FCA”	means the Financial Conduct Authority;

“FCA Handbook”	means the handbook of rules and guidance of the FCA made pursuant to FSMA;

“First Admission”	means the admission of the First Tranche Placing Shares to trading on AIM becoming effective in accordance with the AIM Rules for Companies;

“FDA”	Food and Drug Administration;

“First Long Stop Date”	means such later date or time as the parties to the Placing Agreement may agree in writing but not later than 8:00 a.m. on 23 October 2024 in respect of the First Admission;

“First Tranche Placing Shares”	means the EIS/VCT Placing Shares;

“FPI”	has the meaning given in paragraph 3 of this Announcement;

“FSMA”	means the UK Financial Services and Markets Act 2000, as amended;

“General Meeting”	means a general meeting of the Shareholders of the Company, to be convened by the Company after the date of this Announcement;

“Group”	means the Company and its subsidiary undertakings from time to time and as at the date of this Agreement;

“Heights Conversion Shares”	has the meaning given in paragraph 2.1 of this Announcement;

“Insider Participation”	has the meaning given in the second paragraph of this Announcement;

“Insiders”	has the meaning given in the second paragraph of this Announcement;

“KDIGO Clinical Guidelines”	Kidney Disease: Improving Global Outcomes CKD Evaluation and Management clinic guidelines;

“London Stock Exchange” or “LSE”	means London Stock Exchange plc;

“Long Stop Date”	means the First Long Stop Date and/or the Second Long Stop Date (as the context requires);

“Market Rules”	means any law, regulation or stock or financial market rule, or policy statement, ruling, order or other regulatory instrument of any securities regulatory authority in the UK, the US or any other jurisdiction in which the Placing Shares are offered or sold, applicable to the Company or its Ordinary Shares, including, without limitation, the AIM Rules, the rules and regulations of the LSE, MAR, the DTRs, the US Securities Act and the US Exchange Act;

“Material Adverse Change”	means a circumstance that (i) would reasonably be expected to have a material adverse effect on the performance of the Placing Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, prospects, management, shareholders’ equity or properties of the Group taken as a whole;

“MiFID II”	means the EU Directive 2014/65/EU on markets in financial instruments, as amended;

“MiFID II Product Governance Requirements”

means the product governance requirements contained within: (a) MiFID II; (b) Articles 9 and 10 of Commission Delegated Directive (EU) 2017/593 supplementing MiFID II; and (c) local implementing measures;

“Mount Sinai”	means the Icahn School of Medicine at Mount Sinai;

“Nasdaq”	means The Nasdaq Global Market;

“Nasdaq Panel”	Nasdaq Hearings Panel;

“New Convertible Bond”	has the meaning given in paragraph 2.1 of this Announcement;

“Non-EIS/VCT Placing Shares”	means the new Ordinary Shares to be allotted and issued to the relevant Placees the Subscribers and the Converters at the Placing Price, subject to, inter alia, the passing of the Resolutions at the General Meeting, which are proposed to be admitted to trading on AIM on Second Admission;

“Non-US Investor Letter”	means the letter in the form provided by the Bookrunner or its affiliates for Non-US Placees;

“Non-US Placee”	means Placees other than US Placees;

“OTC”	OTCQX ® Best Market;

“Order”	means the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended;

“Ordinary Shares”	means the ordinary shares of nominal value £0.0025 each in the capital of the Company;

“Placees”	means persons to be procured by the Bookrunner who agree to subscribe for Placing Shares;

“Placing”	means the placing of the Placing Shares by the Bookrunner pursuant to the Placing Agreement;

“Placing Agreement”	means the placing agreement dated the date of this Announcement between the Company and the Bookrunner in respect of the Placing;

“Placing Document”	as defined in the Placing Agreement;

“Placing Price” or “Issue Price”	means 9 pence per Placing Share;

“Placing Shares”	means the new Ordinary Shares proposed to be allotted and issued by the Company as set out in the Placing Term Sheet fully paid up pursuant to the Placing in accordance with the terms of the Placing Agreement following the Bookbuild being the First Tranche Placing Shares and the Second Tranche Placing Shares;

“Placing Term Sheet”	means the term sheet in relation to the Placing to be entered into by the Company and the Bookrunner following the Bookbuild;

“Prod Rules”	means the rules contained in the FCA’s Product Intervention and Product Governance Sourcebook;

“Proposed Director”	Julian Baines;

“QIB”	means qualified institutional buyer as defined in Rule 144A under the Securities Act;

“Qualified Investors”	means persons in member states of the EEA who are qualified investors within the meaning of Article 2(E) of the EU Prospectus Regulation;

“Regulation S”	means Regulation S promulgated under the Securities Act;

“Regulatory Information Service”	means regulatory information service that is on the list of approved regulatory information services maintained by the FCA;

“Relevant Persons”	means persons whose ordinary activities involve them in acquiring, holding, managing and disposing of investments (as principal or agent) for the purposes of their business and who have professional experience in matters relating to investments and are: (a) persons in member states of the EEA who are qualified investors within the meaning of the EU Prospectus Regulation; (b) in the United Kingdom, qualified investors within the meaning of the UK Prospectus Regulation and who are persons who: (i) have professional experience in matters relating to investments falling within article 19(5) of the Order; (ii) are persons falling within article 49(2)(a) to (d) of the Order; or (iii) are persons to whom it may otherwise be lawfully communicated or (c) in the United States, “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act, or Accredited Investors;

“Restricted Jurisdiction”	means each and any of Australia, New Zealand, Canada, the Republic of South Africa, Japan or any other jurisdiction where the extension or the availability of the Placing would breach any applicable law or regulation;

“Resolutions”	means the resolutions to be set out in the notice of General Meeting convened by the Company, to authorise the issue of the Second Tranche Placing Shares, the Subscription Shares and the Conversion Shares;

“Rule 144A”	means Rule 144A under the Securities Act;

“Second Admission”	means the admission of the Second Tranche Placing Shares, the to trading on AIM becoming effective in accordance with the AIM Rules for Companies;

“Second Long Stop Date”	means such later date or time as the parties to the Placing Agreement may agree in writing but not later than 8:00 a.m. on 13 November 2024 in respect of the Second Admission;

“Second Tranche Placing Shares”	means the conditional Non-EIS/VCT Placing Shares;

“Securities Act”	means the US Securities Act of 1933, as amended;

“Shareholders”	means holders of Ordinary Shares from time to time;

“Subscribers”	means those persons participating in the Subscription;

“Subscription”	the conditional subscription for the Subscription Shares pursuant to the terms of the Subscription Agreements;

“Subscription Agreements”	the conditional agreements in respect of the Subscription Shares;

“Subscription Shares”	the new Ordinary Shares being subscribed for at a subscription price per Ordinary Share equal to the Placing Price;

“Supplementary Placing Announcement”	means any supplementary placing announcement prepared in accordance with the provisions of the Placing Agreement;

“Target Market Assessment”	means the product approval process, which has determined that the Placing Shares are: (i) compatible with an end target market of retail investors and investors who meet the criteria of professional clients and eligible counterparties, each as defined in MiFID II; and (ii) eligible for distribution through all distribution channels as are permitted by MiFID II;

“Tranche 2 Payment”	has the meaning given in paragraph 2.1 of this Announcement;

“UK MAR”	means EU Market Abuse Regulation (Regulation 596/2014/EU) as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended and supplemented from time to time);

“UK Product Governance Requirements”	means the product governance requirements contained in the Prod Rules;

“UK Prospectus Regulation”	means the EU Prospectus Regulation, as amended by The Prospectus (Amendment etc.) (EU Exit) Regulations 2019, and which forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended and supplemented from time to time);

“United Kingdom” or “UK”	means the United Kingdom of Great Britain and Northern Ireland;

“UK target market assessment”	means the product approval process, which has determined that the Placing Shares are: (a) compatible with an end target market of retail investors and investors who meet the criteria of professional clients and eligible counterparties, each as defined in Chapter 3 of the FCA Handbook Conduct of Business Sourcebook; and (b) eligible for distribution through all permitted distribution channels;

“US Exchange Act”	means the United States Securities Exchange Act of 1934, as amended;

“US Investor Letter”	means the letter in the form provided by the Bookrunner or its affiliates for Placees in the United States;

“US Placee”	means Placees who are “U.S. persons” as defined in Regulation S;

“United States” or “US”	means the United States of America, its territories and possessions, any state of the United States and the District of Columbia; and

“VCT”	Venture Capital Trusts.